UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On December 15, 2019, Generation Next Franchise Brands, Inc. (the “Company”) filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Nevada (the “Court”). The Company intends to use this court-supervised process to continue its review of a range of options to maximize value and address its financial obligations

The Company continues to operate its business and manage its properties as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the Bankruptcy Code and orders of the Court. The Company has filed a number of customary “first day” motions seeking Court authorization to support its operations during the court-supervised process. The Company expects to receive Court approval for these requests shortly.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company, Reis & Irvy’s, Inc., 19 Degrees, Inc., and Generation Next Vending Robots, Inc. (collectively, jointly and severally, the “Borrower”) entered into a Business Loan and Security Loan Agreement (“Loan Agreement”) with Genext Loan LLC (“Lender”). Pursuant to the Loan Agreement, entered into November 15, 2019 and funded November 21, 2019, the Lender agreed to loan the Company an aggregate of $300,000.00 in principal amount. The loan bears interest at a rate of 20% per annum with principal and interest on the notes due on the earlier of February 13, 2020 or the date that the Company files for voluntary or involuntary bankruptcy. On December 3, 2019 Gennext Loan LLC funded an additional $25,000 making the aggregate principal balance $325,000.00. The filing of the voluntary petition for reorganization under chapter 11 of the Bankruptcy Code as described in Item 1.03 above could cause the acceleration of the due date for the loan, which as of the date consist of $330,416 in principal and accrued interest.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petition constituted an event of default under the Company’s notes payable, resulting in the acceleration of the Company’s obligations under the notes. Thus, all outstanding debt under the notes (among other obligations) is in default and accelerated, but subject to stay under the Bankruptcy Code. The outstanding principal amount of such debt is currently $4.8 million.

The information set forth under Item 2.03 of this Report is incorporated into this Item 2.04 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2019, Art Budman, resigned as a director of the Company. Mr. Budman’s resignation was not the result of any disagreement with the Company.

On December 9, 2019, Chris Maudlin resigned as a director of the Company. Mr. Maudlin’s resignation was not the result of any disagreement with the Company.

On December 10, 2019, Lavaille Lavette resigned as a director of the Company. Ms. Lavette’s resignation was not the result of any disagreement with the Company.

On December 13, 2019, Thomas McChesney resigned as a director of the Company. Mr. McChesney’s resignation was not the result of any disagreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: December 17, 2019	By:	/s/ Ryan Polk
Ryan Polk
Chief Executive Officer

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